EXHIBIT 16.2



                          Odyssey Pictures Corporation
                         16910 Dallas Parkway, Suite 104
                               Dallas, Texas 75248
                               OFFICE 972-818-7990
                                FAX 972-818-7829
                               www.Odysseypix.com



April 10, 2004




Want & Ender, PC
Martin Ender
386 Park Avenue South
Suite 1618
New York, NY  10016



Dear Mr. Ender,

We have been made aware of your firm not registering with the Public Company Accounting Oversight Board in accordance with the Sarbanes-Oxley Act of 2002 and will, as of this date, need to seek alternate resource for compliance with SEC guidelines.

The purpose of this letter, therefore, is to inform you that Odyssey Pictures hereby dismisses your firm from the duties of certification and accounting representation of the company.

This dismissal does not constitute a waiver of any obligations that may or may not be continuing under previous engagement or prior reporting.

Sincerely,

/s/ John W. Foster
-----------------
John W. Foster
President and CEO



Cc:      Board of Directors
         Audit Committee